Exhibit 99.1

Celcuity Announces Proposed Public Offering of Common Stock

MINNEAPOLIS, MN - February 22, 2021 - Celcuity Inc. (Nasdaq:CELC), a clinical stage biotechnology company translating discoveries of new cancer sub-types into 3rd generation diagnostics and expanded therapeutic options for cancer patients, today announced that it has commenced an underwritten public offering of $20 million of shares of common stock. In connection with this offering, Celcuity expects to grant the underwriter of the offering a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by Celcuity. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Celcuity intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities and other general corporate purposes.

Craig-Hallum Capital Group is acting as the sole managing underwriter for this offering.

The shares are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-227466) that was previously filed with the Securities and Exchange Commission (the “SEC”), and was declared effective on October 4, 2018. The shares may be offered only by means of a prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus related to the offering may be obtained from Craig-Hallum Capital Group LLC at 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, by telephone at 612-334-6300, or by email at prospectus@chlm.com or on the SEC’s website at www.sec.gov. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Celcuity

Celcuity is a clinical stage biotechnology company translating discoveries of new cancer sub-types into pioneering companion diagnostics and expanded therapeutic options for cancer patients. Celcuity's 3rd generation diagnostic platform, CELsignia, analyzes living tumor cells to untangle the complexity of the cellular activity driving a patient's cancer. This allows Celcuity to discover new cancer sub-types molecular diagnostics cannot detect. Celcuity is driven to improve outcomes for patients and to transform how pharmaceutical companies define the patient populations for their targeted therapies. Celcuity is headquartered in Minneapolis, MN. Further information about Celcuity can be found at www.celcuity.com.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "intends" or "continue," and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward looking statements in this press release include, without limitation, expectations regarding completion, timing, and size of the proposed public offering. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Celcuity, which include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering, as well as those other risks set forth in the Risk Factors section in Celcuity's Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 16, 2021. Risk factors are also contained in the preliminary prospectus supplement filed with the SEC with respect to the proposed public offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celcuity undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts:

Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com
763-392-0123

Westwicke ICR
Mike Cavanaugh
mike.cavanaugh@westwicke.com
(617) 877-9641